Exhibit 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, and Rockwell Automation Retirement Savings Plan for Represented Hourly Employees.

Signature	Title	Date

/s/ Keith D. Nosbusch	Chairman of the Board, President	September 5, 2007
Keith D. Nosbusch	and Chief Executive Officer (principal executive officer)

/s/ Betty C. Alewine	Director	September 5, 2007
Betty C. Alewine

/s/ Verne G. Istock	Director	September 5, 2007
Verne G. Istock

/s/ Barry C. Johnson	Director	September 5, 2007
Barry C. Johnson

/s/ William T. McCormick	Director	September 5, 2007
William T. McCormick, Jr.

/s/ Bruce M. Rockwell	Director	September 5, 2007
Bruce M. Rockwell

Signature	Title	Date

/s/ David B. Speer	Director	September 5, 2007
David B. Speer

	Director	September___, 2007
Joseph F. Toot, Jr.

	Director	September___, 2007
Kenneth F. Yontz

/s/ Theodore D. Crandall	Senior Vice President and	September 5, 2007
Theodore D. Crandall	Chief Financial Officer (principal financial officer)

/s/ Douglas M. Hagerman	Senior Vice President,	September 5, 2007
Douglas M. Hagerman	General Counsel and Secretary

/s/ David M. Dorgan	Vice President and Controller	September 5, 2007
David M. Dorgan	(principal accounting officer)

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